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EXHIBIT (23)




                 CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TRINOVA Corporation 1994 Stock Incentive Plan of our report dated January 26, 1994, with respect to the consolidated financial statements and schedules of TRINOVA Corporation and subsidiaries included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.








                                      /S/ ERNST & YOUNG
                                      ERNST & YOUNG





Toledo, Ohio
June 10, 1994